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                                                                    Exhibit 23.4



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of MCI WorldCom, Inc. of our report dated February 2, 1999, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries, appearing in the MCI WorldCom's Current Report on Form 8-K dated April 11, 2000 (filed April 11, 2000), and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                       Deloitte & Touche LLP

Kansas City, Missouri
April 10, 2000